Exhibit 31.3

Certification by Chief Executive Officer

pursuant to Rule 13a-14(a) or Rule 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Dennis G. Hatchell, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of The Pantry, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 24, 2014	/s/ Dennis G. Hatchell
Dennis G. Hatchell
President and Chief Executive Officer